Exhibit 31.2

Certification of Chief Financial Officer Pursuant to Rule 13a-14(a)
of the Securities Exchange Act of 1934

I, Andrew Jeanneret, certify that:

1.             I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Dialysis Corporation of America for the year ended December 31, 2009;

2.             Based on my knowledge, this Amendment No. 1 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2010	/s/ Andrew Jeanneret
ANDREW JEANNERET,
Vice President, Finance and Chief Financial Officer